EXHIBIT 2.3

THIS WARRANT AND THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                                     WARRANT

                 To Purchase 20 Units of Membership Interests in

                                  NEWCO, L.L.C.

         FOR VALUE RECEIVED, Newco, L.L.C., a South Dakota limited liability company (the "Company") hereby certifies that Whitman Education Group, Inc., a Florida corporation, or assigns (the "Holder"), is entitled, subject to the provisions of this Warrant (the "Warrant"), to purchase from the Company, at any time, or from time to time during the period commencing on the day hereof, and expiring at 5:00 p.m. Huron, South Dakota local time on August 27, 2004, up to 20 fully paid and non-assessable units of Membership Interests in the Company at a price of $10,000 per unit (such exercise price per unit, as adjusted pursuant to Section 7.1, being hereinafter referred to as the "Exercise Price").

         The term "Membership Interests" means the entire interests of the members holding Units of Class A Ordinary Membership Interests in the Company as constituted on August 27, 1999, together with any other forms of membership interests that may be issued by the Company in substitution therefor. The number of units of Membership Interests to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The units of Membership Interests deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Units."

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

         1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the day hereof and expiring 5:00 p.m. Huron, South Dakota local time on August 27, 2004 or, if such day is a day on which banking institutions in the City of Huron are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for

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the number of units specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the units purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the units of Membership Interests issuable upon such exercise, notwithstanding that the books of the Company shall then be closed or that certificates representing such units of Membership Interests shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of units of Membership Interests on exercise of this Warrant.

         2. RESERVATION OF UNITS. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all units of Membership Interests or other forms of membership interests in the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such units of Membership Interests (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

         3. FRACTIONAL UNITS. No fractional units or scrip representing fractional units of Membership Interests shall be issued upon the exercise of this Warrant. With respect to any fraction of a unit of Membership Interests otherwise called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then current market price per unit of Membership Interests on the day of exercise, as reasonably determined in good faith by the Company's managers.

         4. EXCHANGE, TRANSFERS, ASSIGNMENT OF WARRANT. Upon surrender of this Warrant to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. At the election of the Holder of this Warrant, the Company shall, subdivide this Warrant into a number of warrants which, collectively, shall then evidence the purchase rights represented by this Warrant and corresponding amendments thereto shall be made in the form of this Warrant.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a member of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         6. LOSS OF WARRANT CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall not constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

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         7.       ANTI-DILUTION PROVISIONS.

                  7.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF UNITS OF MEMBERSHIP INTERESTS. The number and kind of units of Membership Interests purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                           (a) If the Company shall (i) make any distribution in
cash, property, units of Membership Interests or otherwise, (ii) subdivide its outstanding units of Membership Interests, (iii) combine its outstanding units of Membership Interests into a smaller number of units of Membership Interests, or (iv) issue by reclassification of its units of Membership Interests any units of Membership Interests or other forms of membership interests in the Company, then, in each such event, the number of units of Membership Interests purchasable upon exercise of this Warrant immediately prior thereto, shall be adjusted so that the Holder shall be entitled to receive the kind and number of units of Membership Interests or other forms of membership interests of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur.

                           (b) In the event the Company shall issue or sell any
units of Membership Interests without consideration or for consideration in an amount per unit of Membership Interests less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then the Exercise Price shall be adjusted to a price determined by dividing (i) the sum of (x) the total number of units of Membership Interests outstanding immediately prior to such issuance or sale, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of units of Membership Interests outstanding immediately after such issuance or sale.

                           (c) In the event that at any time hereafter the
Company shall in any manner grant any right to subscribe for or to purchase, or issue or sell, or any option for the purchase of units of Membership Interests or any other form of membership interests or other securities convertible into or exchangeable for units of Membership Interests (such convertible or exchangeable membership interests or securities being hereinafter referred to as "Convertible Securities"), and the minimum price per unit of Membership Interests for which units of Membership Interests are issuable pursuant to such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, or issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities , the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of units of Membership Interests issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options or issuance or sale of such rights, options or Convertible Securities, then the total maximum number of units of Membership Interests issuable

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

pursuant to such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issued or issuable upon the exercise of such rights or options shall (as of the date of the granting of such rights or options or issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued or sold for purposes of paragraph (b) hereof for the price per unit of Membership Interests as so determined; PROVIDED, that no further adjustment of the Exercise Price shall be made upon the actual issue of units of Membership Interests so deemed to have been issued; and FURTHER PROVIDED, that, upon the expiration or termination of any unexercised rights, options, warrants or conversion or exchange privileges for which any adjustment was made pursuant to this paragraph (c), the Exercise Price shall be readjusted, and shall thereafter be such price as would have prevailed had the Exercise Price been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the units of Membership Interests, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale, or grant of all such rights, options, warrants or Convertible Securities whether or not exercise; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made for the issuance, sale or grant of such rights, options, warrants, or Convertible Securities.

                           (d) No adjustment in the number of units of
Membership Interests purchasable under the Warrants shall be required unless the adjustment would require an increase or decrease of at least one tenth of one percent in the number of units of Membership Interests purchasable upon the exercise of this Warrant. Any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7.1 shall be made to the nearest one-hundredth of a unit of Membership Interests or to the nearest cent, as the case may be.

                           (e) Whenever the number of units of Membership
Interests purchasable upon the exercise of this Warrant is adjusted, the Exercise Price per unit of Membership Interests payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of units of Membership Interests purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of units of Membership Interests purchasable immediately after such adjustment.

                           (f) In case of any capital reorganization, or any
reclassification of the units of Membership Interests (other than a reclassification outlined by paragraph (a)(iv) above) of the Company, or in case of the consolidation or merger of the Company with or into any other limited liability company, corporation or other entity or the sale, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other limited liability company, corporation or other entity, the Company or such successor or purchasing entity, as the case may be, shall execute with the Holder an agreement to the effect that this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, lease, conveyance or other disposition, be exercisable into the kind and amount of units or other forms of membership interests or shares of stock or other securities or property (including cash) to which the Holder of the

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number of units of Membership Interests deliverable (immediately prior to the happening of such capital reorganization, reclassification, consolidation, merger, sale, lease, conveyance or other disposition) upon exercise of a Warrant would have been entitled upon the happening of such event; and, in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 7.1 with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 7.1 shall thereafter correspondingly be made applicable, as may be reasonable, to the units or shares or securities or property thereafter deliverable on exercise of the Warrants. The Company shall mail by first class mail, postage prepaid, to the Holder, a notice of any event requiring such agreement at least 30 days prior to the effective date of such event. Such agreement shall provide for all appropriate adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7.1. The provisions of this paragraph (f) shall also apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases, conveyances and other dispositions.

                  7.2 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of units of Membership Interests receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each holder of the Warrant.

                  7.3      NOTICES OF RECORD DATE, ETC.

                           In case:

                           (a) the Company shall take a record of the Holders of
its Membership Interests (or other forms of membership interests at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any units of Membership Interests of any class or any other forms of membership interests, or to receive any other right; or

                           (b) of any capital reorganization of the Company
(other than a forward split of units or reverse split of units), any reclassification of the Membership Interests of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                           (c) of any voluntary or involuntary dissolution,
liquidation or winding-up of the Company;

                           then, and in each such case, the Company shall mail
or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or

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

winding-up is to take place, and the time, if any, is to be fixed, as to which the Holders of record of units of Membership Interests (or such other forms of membership interests at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their units of Membership Interests (or such other forms of membership interests) for membership interests or securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five days prior to said date.

         8. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of South Dakota.

         9. NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this Certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at Newco, L.L.C., 333 Ninth Street S.W., Huron, South Dakota 57350, Attn: President and Manager, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given three days after deposit in the United States mail as herein provided,

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its name, by its duly authorized officer and manager, all as of the day and year first above written.

                                         NEWCO, L.L.C.

                                        By: /s/ David O'Donnell
                                           ------------------------------------
                                        Name: David O'Donnell
                                             ----------------------------------
                                        Title: President and Manager
                                              ---------------------------------

Attest:

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

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

                                    EXHIBIT A

                                  EXERCISE FORM

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ units of Membership Interests of Newco, L.L.C. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the units of Membership Interests hereby purchased (and any other forms of membership interests or securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is ________________ and, if such units of Membership Interests shall not include all of the units of Membership Interests issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the units of Membership Interests issuable hereunder be delivered to the undersigned.

                                    -----------------------------------------
                                    (Name of Registered Owner)

                                    -----------------------------------------
                                    (Signature of Registered Owner)

                                    -----------------------------------------
                                    (Street Address)

                                    -----------------------------------------
                                    (City)     (State)             (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of units of Membership Interests set forth below:

NAME AND ADDRESS OF ASSIGNEE                NO. OF UNITS OF MEMBERSHIP INTERESTS
----------------------------                ------------------------------------

and does hereby irrevocably constitute and appoint ________________ attorney-in-fact to register such transfer on the books of Newco, L.L.C. maintained for the purpose, with full power of substitution in the premises.

Dated:_______________                     Print Name:________________________
                                          Signature:_________________________
                                          Witness:___________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.